UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

From January 1, 2012 through January 31, 2012, the Company did not issue any shares, including shares to retire its debt through the issuance of common stock.  Historically, upon the issuance of the common stock, the Company reduced the outstanding debt on its books in an amount equal to the total dollar amount of debt being retired.  The Company previously reported the issuance of its common stock as of December 30, 2011 on its report on Form 8-K filed on December 30, 2011.  At that time, the Company reported that it had 6,228,325,333 shares of common stock issued and outstanding and 65,060,486 preferred shares issued and outstanding in its Class A, B, C, D, E, F and G Convertible Preferred Stock.

Subsequent to that report, in the process of completing its audit for the fiscal year ended December 31, 2010, the Company and its transfer agent discovered two errors in the stock reports, which have now been adjusted. In one instance, shares had been stopped and were to be cancelled, but as of December 31, 2011, those shares had not been returned to treasury, resulting in those share amounts being added back to the total outstanding. In the second instance, shares that had been returned to treasury and cancelled were still recorded as being issued and outstanding.

As of January 31, 2012, the total issued and outstanding shares were 6,287,805,333.  The total shares held in street name, also known as CEDE, were 848,512 shares.  The total non-restricted shares held, including those non-restricted shares held by affiliates that are not currently available for resale, were 1,832,025,519 (including those held in CEDE).  There were 4,555,779,814 restricted shares, of which 4,272,529,587 restricted shares were held by affiliates.  As of January 31, 2012, there were 221 stockholders of record, representing over 6300 stockholders.

ITEM 8.01 Other Events

The Company is in the process of completing  its 2010 annual report on Form 10-K and will be filing its Form 10-K as soon as the Company’s auditors and legal counsel have completed their review. The Company has begun working on the subsequent quarterly reports on Form 10-Q for the first, second and third quarters of fiscal year 2010 and on its annual report on Form 10-K for fiscal year 2011. The Company expects to have its 2010 Form 10-K filed this upcoming month, February 2012, with the 2011 Form 10-Q’s filed shortly thereafter.

The Company had anticipated it would be able to file the 2010 annual report on Form 10-K by January 31, 2012, however certain disclosures concerning unresolved legal issues that had been expected to be finalized by January 30, 2012 were delayed, requiring an update of those disclosures and the impact on the Company’s financial statement. These matters, in addition to ongoing auditor and counsel review, resulted in the current delay. The Company expects no further delays in its annual and quarterly reports during fiscal year 2012.

The Company was originally delayed in filing the 2010 reports due to a number of unforeseen factors that impacted its ability to collect the required information and audit confirmations from third parties, delays connected with the acquisition, maintenance and disposition of the Liberation Film Library and the availability of certain professionals crucial to the timely completion of the annual and quarterly filings.  During this time, the Company has provided updated share information at www.otcmarkets.com and on its website at www.camelotent.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: January 31, 2012	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman